Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Verizon Global Funding Corp. Note-Backed Series 2002-16
*CUSIP:        21988G361       Class     A-1
               21988GBZ8       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of          June 1, 2004.....                                 $0.00
         Scheduled Income received on securities.....            $2,138,612.50
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                 -$2,104,118.75
         Distribution to Class A-2 Holders.....                    -$34,493.75
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of         December 1, 2004.....                              $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         June 1, 2004.....                                  $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of         December 1, 2004.....                              $0.00


               UNDERLYING SECURITIES HELD AS OF December 1, 2004

           Principal
              Amount                       Title of Security
          ------------                     -----------------
           $55,190,000           Verizon Global Funding Corp. 7 3/4%
                                 Notes due December 1, 2030
                                 *CUSIP:        92344GAM8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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